Registration Number 33-24051

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	63-0366371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Urban Center Drive, Birmingham, Alabama 35242
205/298-3000
(Address of Principal Executive Offices)

Vulcan Materials Company Thrift Plan For Salaried Employees
(Full Title of Plan)

William F. Denson, III, Esq.
General Counsel
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205/298-3000
(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share......	1,500,000 shares*	**	$62,625,000.00	$17,409.75

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employees benefit plan described herein.
**Not applicable.
***Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933. The registration fee was calculated pursuant to Rules 457(h)(1) and (c) and based upon the average of the high and low prices ($41.75) reported on the New York Stock Exchange on June 28, 2000.

        Vulcan Materials Company, a New Jersey corporation (the "Company"), hereby incorporates herein by this reference, the contents of the Registration Statement on Form S-8 filed by the Company on August 26, 1988 and on Form S-8 filed by the Company on March 11, 1996 (Registration No. 33-240651) (the "Registration Statement").

Item 8.	Exhibits
The following exhibits are filed as part of this Registration Statement:
5(a) 23(a) 23(b) 24(a)

Opinion of William F. Denson, III, as to the legality of the securities being registered.
Consent of Deloitte & Touche LLP.
Consent of William F. Denson, III (contained in Exhibit 5(a)).
Powers of Attorney.

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 29, 2000.

VULCAN MATERIALS COMPANY
By: ________________________________ Donald M. James Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
________________________ D. M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2000

________________________ P. J. Clemens, III	Executive Vice President, Finance and Administration and Treasurer (Principal Financial Officer)	June 29, 2000

________________________ E. A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	June 29, 2000
Marion H. Antonini Philip J. Carroll, Jr. Livio D. DeSimone Philip W. Farmer Douglas J. McGregor Ann D. McLaughlin James V. Napier Donald B. Rice Herbert A. Sklenar Orin R. Smith	Director Director Director Director Director Director Director Director Director Director
________________________ William F. Denson, III Attorney-in-Fact For Each of the Directors Listed Above		June 29, 2000

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 29, 2000.

VULCAN MATERIALS COMPANY THRIFT PLAN FOR SALARIED EMPLOYEES
By: ________________________________ Charles D. Lockhart Chairman and Member of Administration Committee

By: ________________________________ Peter E. Printz Member of Administration Committee

By: ________________________________ E. Starke Sydnor Member of Administration Committee

By: ________________________________ Michael R. Mills Member of Administration Committee